EXHIBIT 3.2






                                     BY-LAWS


                                       of


                               GENERAL MILLS, INC.







                                   as amended

                                     through

                                  June 28, 1999


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                                INDEX OF BY-LAWS
                                                                           Page

ARTICLE I.          STOCKHOLDERS.............................................1
      Section  1.   Place of Holding Meeting.................................1
      Section  2.   Quorum...................................................1
      Section  3.   Adjournment of Meetings..................................1
      Section  4.   Annual Election of Directors.............................1
      Section  5.   Special Meetings: How Called.............................2
      Section  6.   Voting at Stockholders' Meetings.........................2
      Section  7.   Notice of Stockholders' Meetings.........................2
      Section  8.   Notice of Stockholder Business and Nominations...........3


ARTICLE II.         DIRECTORS................................................5
      Section  1.   Organization.............................................5
      Section  2.   Election of Officers.....................................5
      Section  3.   Regular Meetings.........................................5
      Section  4.   Special Meetings: How Called:  Notice....................5
      Section  5.   Number: Qualifications: Quorum:  Term....................6
      Section  6.   Place of Meetings........................................6
      Section  7.   Powers of Directors......................................6
      Section  8.   Vacancies................................................6
      Section  9.   Resignation of Directors.................................6
      Section 10.   Compensation of Directors................................6
      Section 11.   Executive Committee......................................7
      Section 12.   Executive Committee: Powers..............................7
      Section 13.   Executive Committee: Organization: Meetings, Etc.........7
      Section 14.   Resignation and Removal of Member of Executive
                       Committee.............................................8
      Section 15.   Vacancies in the Executive Committee.....................8
      Section 16.   Other Committees.........................................8


ARTICLE III.        OFFICERS.................................................9
      Section  1.   Titles...................................................9
      Section  2.   Chairman.................................................9
      Section  3.   Vice Chairman............................................9
      Section  4.   President................................................9
      Section  5.   Vice President(s)........................................9
      Section  6.   Secretary................................................9
      Section  7.   Assistant Secretary.....................................10
      Section  8.   Treasurer...............................................10
      Section  9.   Assistant Treasurer.....................................10
      Section 10.   Senior Vice President, Financial Operations.............11
      Section 11.   Resignation and Removal of Officers.....................11
      Section 12.   Salaries................................................11





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                                                                           Page


ARTICLE IV.         CAPITAL STOCK...........................................11
      Section  1.   Issue of Certificates of Stock..........................11
      Section  2.   Transfer of Shares......................................12
      Section  3.   Dividends...............................................12
      Section  4.   Lost Certificates.......................................12
      Section  5.   Rules as to Issue of Certificates.......................12
      Section  6.   Holder of Record Deemed Holder in Fact..................12
      Section  7.   Closing of Transfer Books or Fixing Record Date.........12


ARTICLE V.          CONTRACTS, CHECKS, DRAFTS,
                       BANK ACCOUNTS, ETC...................................13
      Section  1.   Contracts, Etc.: How Executed...........................13
      Section  2.   Loans...................................................13
      Section  3.   Deposits................................................13
      Section  4.   Checks, Drafts, Etc.....................................14
      Section  5.   Transaction of Business.................................14


ARTICLE VI.         MISCELLANEOUS PROVISIONS................................14
      Section 1(a)  Fiscal Year.............................................14
      Section 1(b)  Staff and Divisional Titles.............................14
      Section 2.    Notice and Waiver of Notice.............................14
      Section 3.    Inspection of Books.....................................15
      Section 4.    Construction............................................15
      Section 5.    Adjournment of Meetings.................................15
      Section 6.    Indemnification.........................................15
      Section 7.    Resolution of Board of Directors Providing for
                      Issuance of Cumulative Preference Stock...............17


ARTICLE VII.        AMENDMENTS..............................................18
      Section 1.    Amendment of By-Laws....................................18

                                     BY-LAWS

                                       of

                               GENERAL MILLS, INC.



                                    ARTICLE I

                                  STOCKHOLDERS


        SECTION 1. Place of Holding Meeting: Meetings of stockholders may be held within or without the State of Delaware, and, unless otherwise determined by the board of directors or the stockholders, all meetings of the stockholders shall be held at the principal office of the corporation in the City of Minneapolis in the State of Minnesota.

        SECTION 2. Quorum: Any number of stockholders together holding one-half (1/2) in amount of the stock issued and outstanding entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business, except as may be otherwise provided by law, by the certificate of incorporation, or by these by-laws. At any meeting of stockholders for the election of directors at which any class or classes of stock or any one or more series of any class or classes of stock shall have a separate vote as such class or series for the election of directors by such class or series, the absence of a quorum of any other class of stock or of any other series of any class of stock shall not prevent the election of the directors to be elected by such class or series.

        SECTION 3. Adjournment of Meetings: If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by the chairman of the meeting or by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time, or upon such call, as may be determined by the chairman of the meeting or by a majority vote of the stockholders. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. In the absence of a quorum of any class or classes of stock or any one or more series of any class or classes of stock at any meeting of stockholders at which more than one class or series of stock shall be entitled to vote separately as a class or series for the election of directors, a majority in interest of the stockholders present in person or by proxy of the class or classes or one or more series of stock which lack a quorum shall also have the power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than by announcement at the meeting, until a quorum of such class or classes or one or more series of stock shall be present.

        SECTION 4. Annual Election of Directors: The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on such date and at such time as may be fixed by resolution of the board of directors.

        After the first election of directors no stock shall be voted on at any election which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as hereinafter in article IV, section 7 of these by-laws provided.

        The directors elected annually shall hold office until the next annual election and until their successors are respectively elected and qualified; provided, however, in the event that the holders of any class or classes of stock or any one or more series of any class or classes of stock have the right to elect directors separately as a class or series and such right shall have vested, such right may be exercised as provided in the certificate of incorporation of the corporation.

        The secretary shall prepare, or cause to be prepared, at least ten (10) days before every election, a complete list of stockholders entitled to vote, arranged in alphabetical order, and such list shall be open at the place where the election is to be held, for such ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, subject to the inspection of any stockholder who may be present.

        SECTION 5. Special Meetings: How Called: Special meetings of the stockholders for any purpose or purposes may be called by the chairman of the board of directors or by resolution of the board of directors. Special meetings of the holders of any class or classes of stock or any one or more series of any class or classes of stock for the purpose of electing directors in accordance with a special right as a class or series shall be called as provided in the certificate of incorporation of the corporation.

        SECTION 6. Voting at Stockholders' Meetings: The board of directors shall determine the voting power of any cumulative preference stock in accordance with article IV of the certificate of incorporation. At all meetings of stockholders all questions, except as otherwise provided by law or the certificate of incorporation, shall be determined by a majority vote in interest of the stockholders entitled to vote present in person or represented by proxy; provided, however, that any qualified voter may demand a stock vote, and in that case, such stock vote shall immediately be taken. A stock vote shall be by ballot and each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted. Shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly. The vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, and delivered to the secretary of the meeting. No proxy shall be voted on after three (3) years from its date, unless said proxy provides for a longer period. In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal. A non-vote by a broker will be treated as if the broker never voted.

        SECTION 7. Notice of Stockholders' Meetings: Written notice, stating the time and place of the meeting and, in case of a special meeting, stating also the general nature of the business to be considered, shall be given by the secretary by mailing, or causing to be mailed, such notice, postage prepaid, to each stockholder entitled to vote, at his post office address as the same appears on the stock books of the corporation, or by delivering such notice to him personally, at least ten (10) days before the meeting.

        SECTION 8.  Notice of Stockholder Business and Nominations:

               (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this section 8, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this section 8.

                      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this section 8, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                      (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this section 8 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

               (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (A) by or at the direction of the board of directors or (B) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this section 8, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this section 8. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this section 8 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

               (c)  General.   (1)  Only  such  persons  who  are  nominated  in
        accordance with the procedures set forth in this section 8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section 8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this section 8 and, if any proposed nomination or business is not in compliance with this section 8, to declare that such defective proposal or nomination shall be disregarded.

                      (2) For purposes of this section 8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                      (3)  Notwithstanding  the  foregoing  provisions  of  this section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section 8. Nothing in this section 8 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor rule regarding shareholder proposals or (ii) of the holders of any series of cumulative preference stock to elect directors under specified circumstances pursuant to the terms of such preference stock.


                                   ARTICLE II

                                    DIRECTORS

        SECTION 1. Organization: The board of directors may hold a meeting for the purpose of organization and the transaction of other business, if a quorum be present, immediately before or after the annual meeting of the stockholders and immediately before or after any special meeting at which directors are elected. Notice of such meeting need not be given. Such organizational meeting may be held at any other time or place, which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or in a consent and waiver of notice thereof signed by all the directors.

        SECTION 2. Election of Officers: At such meeting the board of directors may elect from among its number a chairman of the board of directors, one or more persons to serve as a vice chairman; a president and one or more corporate and company vice presidents, a secretary, a treasurer, a senior vice president, financial operations, one or more assistant secretaries, and one or more assistant treasurers who need not be members of the Board of Directors. Such officers shall hold office until the next annual election of officers and until their successors are respectively elected and qualified, unless removed by the board of directors as provided in section 11 of article III.

        SECTION 3. Regular Meetings: Regular meetings of the board of directors shall be held on such dates as are designated, from time to time, by resolutions of the board, and shall be held at the principal office of the corporation, or at such other location as the board selects. Each regular meeting shall commence at the time designated by the Chairman of the Board on at least five (5) days' written notice to each director when sent by mail and on at least three (3) days' notice when sent by private express carrier or transmitted by telex, facsimile or similar means.

        SECTION 4. Special Meetings: How Called: Notice: Special meetings of the board of directors may be called by the chairman of the board, a vice chairman of the board, the president or by any three (3) directors who are not salaried officers or salaried employees of the corporation. Written notice of the time, place and purposes of each special meeting shall be sent by private express carrier or transmitted by telex, facsimile or similar means to each director at least twenty-four (24) hours prior to such meeting. Notwithstanding the preceding, any meeting of the board of directors shall be a legal meeting without any notice thereof if all the members of the board shall be present, or if all absent members waive notice thereof.

        SECTION 5.  Number: Qualifications: Quorum: Term:

           (a) The Board of Directors shall determine the number of directors on the board, which shall be at least twelve (12).

           (b) No person shall be eligible to become or to remain a director of the corporation unless the person is a stockholder in the corporation. Not more than six (6) of the members of the board of directors shall be officers or employees of the corporation, but the chairman of the board shall not be deemed such an officer or employee.

           (c) Subject to the provisions of the certificate of incorporation, as amended, one-third (1/3) of the total number of the directors (but in no event less than two (2)) shall constitute a quorum for the transaction of business. The affirmative vote of the majority of the directors present at a meeting at which a quorum is constituted shall be the act of the board of directors, unless the certificate of incorporation shall require a vote of a greater number.

           (d) Except as otherwise provided in these by-laws, directors shall hold office until the next succeeding annual stockholders' meeting and thereafter until their successors are respectively elected and qualified.

     SECTION 6. Place of Meetings: The board of directors may hold its meetings and keep the books of the corporation outside of the State of Delaware, at any office or offices of the corporation, or at any other place, as it may from time to time by resolution determine.

     SECTION 7. Powers of Directors: The board of directors shall have the management of the business of the corporation, and, subject to the restrictions imposed by law, by the certificate of incorporation or by these by-laws, may exercise all the powers of the corporation.

     SECTION 8. Vacancies: Except as otherwise provided in the certificate of incorporation, any vacancy in the board of directors because of death, resignation, disqualification, increase in number of directors, or any other cause may be filled by a majority of the remaining directors, though less than a quorum, at any regular or special meeting of the directors; or any such vacancy resulting from any cause whatsoever may be filled by the stockholders at the first annual meeting held after such vacancy shall occur or at a special meeting thereof called for the purpose.

     SECTION 9. Resignation of Directors: Any director of the corporation may resign at any time by giving written notice to the chairman of the board or to the secretary of the corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 10. Compensation of Directors: The board of directors shall have the authority to fix the compensation of directors. In addition, each director shall be entitled to be reimbursed by the corporation for expenses incurred in attending meetings of the board of directors or of any committee of which he or she is a member. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such services from the corporation; provided, however, that any person who is receiving a stated compensation as an officer of the corporation for services as such officer shall not receive any additional compensation for services as a director during such period. A director entitled to receive stated compensation for services as director, who shall serve for only a portion of a year, shall be entitled to receive only that portion of the annual stated compensation on which the period of service during the year bears to the entire year. The annual compensation of directors shall be paid at such times and in such installments as the board of directors may determine.

     SECTION 11.  Executive Committee:

           (a) The board of directors may appoint from its number an executive committee of not less than eight (8) members.

           (b) Not more than four (4) members shall be officers or employees of the corporation but the chairman of the board shall not be deemed such an officer or employee.

           (c) A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the committee shall be necessary for the adoption of any motion, provided that in order to procure and maintain a quorum at any meeting of the executive committee in the absence or disqualification of any member of such committee, the member or members thereof present at such meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors (subject always to the limitations of subsection (b) above) to act at the meeting in the place of any such absent or disqualified member.

           (d) Each member of the executive committee, if appointed, shall hold office until the election at the next succeeding annual meeting of the stockholders of the corporation of a new board of directors; subject to the provisions of section 14 of this article.

     SECTION 12. Executive Committee: Powers: During the intervals between the meetings of the board of directors, the executive committee shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation, including power to authorize the execution of any papers and to authorize the seal of the corporation to be affixed to all papers which may require it, in such manner as such committee shall deem best for the interests of the corporation, in all cases in which specific directions shall not have been given by the board of directors.

     SECTION 13. Executive Committee: Organization: Meetings, Etc.: The chairman of the executive committee shall preside at all meetings of the executive committee and the secretary of the corporation shall act as secretary of the executive committee. In the absence of the chairman of the executive committee the committee shall appoint another member thereof to act as chairman of the meeting, and in the absence of the secretary, an assistant secretary of the corporation shall act as secretary of the meeting. In the absence of all of such persons, the committee shall appoint a chairman or a secretary of the meeting, as the case may be. If an executive committee shall be appointed it shall hold regular meetings on such dates and at such times and places as the chairman or a majority of the members of the executive committee shall determine, unless the board of directors shall otherwise provide. A special meeting of the executive committee may be called by the chairman of the board, the chairman of the executive committee or the secretary of the corporation upon such notice as may be given for special meetings of the board of directors. Any meeting of the executive committee shall be a legal meeting without notice thereof if all the members of the committee shall be present or if all absent members waive notice thereof. The committee shall keep a record of its acts and proceedings and report thereon to the board of directors at the regular meeting thereof held next after they shall have been taken.

     SECTION 14. Resignation and Removal of Member of Executive Committee: Any member of the executive committee may resign at any time or may be removed at any time either with or without cause by resolution adopted by a majority of the whole board of directors at any meeting of the board of directors at which a quorum is present.

     SECTION 15. Vacancies in the Executive Committee: Any vacancy in the executive committee shall be filled in the manner prescribed by these by-laws for the original appointment of such committee.

     SECTION 16. Other Committees: The board of directors may by resolution designate one or more other committees, in addition to the executive committee, each of which shall consist of two or more directors of the corporation. The board of directors may designate one or more directors as alternate members of any such other committee, who may replace any absent or disqualified member at any meeting of such committee. Any such other committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall keep written minutes of its proceedings and shall report such proceedings to the board of directors when required. The chairman or a majority of the members of any such other committee may fix the time and place of its meetings, unless the board of directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in sections 3 and 4 of this article II with respect to meetings of the board of directors. The board of directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the board of directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the corporation; provided, however, that no such committee shall have or may exercise any authority limited by law to the board of directors or a committee thereof.


                                   ARTICLE III

                                    OFFICERS

     SECTION 1. Titles: The corporate and company officers to be elected by the board of directors shall be a chairman of the board of directors and one or more persons to serve as a vice chairman, and a president, who shall be directors, and one or more corporate or company vice presidents, a secretary, a treasurer, a senior vice president, financial operations, one or more assistant secretaries, and one or more assistant treasurers who need not be directors. The board shall designate one of the corporate officers to serve as chief executive officer.

     SECTION 2. Chairman: The chairman of the board of directors shall preside at all meetings of the board, all meetings of the stockholders, as well as all meetings of the executive committee. The chairman, upon being designated the chief executive officer, shall have supervisory authority over the policies of the corporation as well as the management and control of the business and affairs of the corporation. He or she shall also exercise such other powers as the board of directors may from time to time direct or which may be required by law.

     SECTION 3. Vice Chairman: The officer or officers serving as vice chairman shall have such duties and responsibilities relating to the management of the corporation as may be defined and designated by the chief executive officer or the board of directors.

     SECTION 4. President: The president shall have responsibility for the management of the operating businesses of the corporation and shall do and perform all acts incident to the office of president or which are authorized by the chief executive officer, the board of directors or as may be required by law.

     SECTION 5. Vice President(s): Each corporate vice president shall have such designations and such powers and shall perform such duties as may be assigned by the board of directors or the chief executive officer. The board of directors may designate one or more corporate vice presidents to be a senior executive vice president, executive vice president, senior vice president, or group vice president.

     Each company vice president shall have such designations and such powers, and shall perform such duties as may be assigned by the board of directors, the chief executive officer or by a corporate vice president.

     SECTION 6.  Secretary:  The secretary shall:

           (a) keep the minutes of the meetings of the stockholders, of the board of directors and of the executive committee in books provided for the purpose;

           (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

           (c) be custodian of the records and have charge of the seal of the corporation and see that it is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws;

           (d) have charge of the stock books of the corporation and keep or cause to be kept the stock and transfer books in such manner as to show at any time the amount of the stock of the corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became such holder of record; exhibit or cause to be exhibited at all reasonable times to any director, upon application, the original or duplicate stock ledger;

           (e) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept, executed and filed; and

           (f) in general, perform all duties incident to the office of secretary, and such other duties as from time to time may be assigned by the board of directors.

     SECTION 7. Assistant Secretary: The board of directors may elect an assistant secretary or more than one assistant secretary. At the request of the secretary, or in his or her absence or disability, an assistant secretary may perform all the duties of the secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary. Each assistant secretary shall have such other powers and shall perform such other duties as may be assigned by the board of directors.

     SECTION 8. Treasurer: The treasurer, if required so to do by the board of directors, shall give a bond for the faithful discharge of his or her duties in such sum, and with such sureties, as the board of directors shall require. The treasurer shall:

           (a) have charge and custody of, and be responsible for, all funds and securities of the corporation (until deposited to the credit or account of the corporation with an authorized depositary) and deposit all such funds in the name of the corporation in such banks, banking firms, trust companies or other depositaries as shall be selected in accordance with the provisions of article V of these by-laws;

           (b) exhibit at all reasonable times the books of account and records to any of the directors of the corporation upon application during business hours at the office of the corporation where such books and records are kept;

           (c) receive, and give receipt for, moneys due and payable to the corporation from any source whatsoever; and

           (d) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors.

     The Chief Executive Officer may designate another title for a corporate officer fulfilling the duties described herein.

     SECTION 9. Assistant Treasurer: The board of directors may elect an assistant treasurer or more than one assistant treasurer. At the request of the treasurer, or in his or her absence or disability, an assistant treasurer may perform all the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the treasurer. Each assistant treasurer shall have such other powers and shall perform such other duties as may be assigned by the board of directors.

     SECTION 10. Senior Vice President, Financial Operations: The senior vice president, financial operations shall perform all of the duties incident to the office of senior vice president, financial operations, as such duties may from time to time be designated or approved by the board of directors. Included in such duties shall be the establishment and maintenance of sound accounting and auditing policies and practices, in respect to which duties he or she shall be responsible directly to the board of directors through its chairman.

     The Chief Executive Officer may designate another title for a corporate officer fulfilling the duties described herein.

     SECTION 11. Resignation and Removal of Officers: Any officer of the corporation may resign at any time by giving written notice to the chairman of the board or to the secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     Any officer may be removed for cause at any time by a majority of the board of directors and any officer may be removed summarily without cause by such vote.

     SECTION 12. Salaries: The salaries of officers shall be fixed from time to time by the board of directors or the executive committee or other committee appointed by the board. The board of directors or the executive committee of the board may authorize and empower the chief executive officer, the president, any vice chairman, or any vice president of the corporation designated by the board of directors or by the executive committee to fix the salaries of all officers of the corporation who are not directors of the corporation. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.


                                   ARTICLE IV

                                  CAPITAL STOCK

     SECTION 1. Issue of Certificates of Stock: Certificates for the shares of the capital stock of the corporation shall be in such forms as shall be approved by the board of directors. Each stockholder shall be entitled to a certificate for shares of stock under the seal of the corporation, signed by the chairman, the president, a vice chairman or a vice president and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer; provided, however, that where a certificate is countersigned by a transfer agent, other than the corporation or its employee, or by a registrar, other than the corporation or its employee, the corporate seal and any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar of the corporation who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before such certificate shall have been delivered by the corporation, such certificate shall nevertheless be deemed to have been adopted by the corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

     SECTION 2. Transfer of Shares: The shares of stock of the corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued for the shares so transferred to the person entitled thereto. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 3. Dividends: The board of directors may declare lawful dividends as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sum or sums as the board of directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the board of directors shall think conducive to the interests of the corporation.

     SECTION 4. Lost Certificates: Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested to do so by the board of directors of the corporation shall advertise such fact in such manner as the board of directors may require, and shall give to the corporation, its transfer agent and registrar, if any, a bond of indemnity in such sum as the board of directors may direct, but not less than double the value of stock represented by such certificate, in form satisfactory to the board of directors and to the transfer agent and registrar of the corporation, if any, and with or without sureties as the board of directors with the approval of the transfer agent and registrar, if any, may prescribe; whereupon the chairman, the president, a vice chairman or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary may cause to be issued a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed. The issuance of such new certificates shall be under the control of the board of directors.

     SECTION 5. Rules as to Issue of Certificates: The board of directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the corporation. It may appoint one or more transfer agents and/or registrars of transfers, and may require all certificates of stock to bear the signature of either or both. Each and every person accepting from the corporation certificates of stock therein shall furnish the corporation with a written statement of his or her residence or post office address, and in the event of changing such residence shall advise the corporation of such new address.

     SECTION 6. Holder of Record Deemed Holder in Fact: The board of directors shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

     SECTION 7. Closing of Transfer Books or Fixing Record Date: The board of directors shall have the power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. Contracts, Etc.: How Executed: The board of directors or such officer or person to whom such power shall be delegated by the board of directors by resolution, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, either by name or by designation of their respective offices, positions or class, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     SECTION 2. Loans: No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the vote of the board of directors or by such officer or person to whom such power shall be delegated by the board of directors by resolution. When so authorized by the board of directors or by such officer or person to whom such power shall be delegated by the board of directors by resolution, any officer or agent of the corporation may obtain loans and advances at any time for the corporation from any bank, banking firm, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation, and, when authorized as aforesaid to give security for the payment of any loan, advance, indebtedness or liability of the corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the corporation, and to that end endorse, assign and deliver the same, but only to the extent and in the manner authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. Deposits: All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, banking firms, trust companies or other depositaries as the board of directors may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the board of directors.

     SECTION 4. Checks, Drafts, Etc.: All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall be determined from time to time by resolution of the board of directors or by such officer or person to whom such power of determination shall be delegated by the board of directors by resolution. Endorsements for deposit to the credit of the corporation in any of its authorized depositaries may be made, without any countersignature, by the chairman of the board, the president, a vice chairman, or any vice president, or the treasurer or any assistant treasurer, or by any other officer or agent of the corporation appointed by any officer of the corporation to whom the board of directors, by resolution, shall have delegated such power of appointment, or by hand-stamped impression in the name of the corporation.

     SECTION 5. Transaction of Business: The corporation, or any division or department into which any of the business or operations of the corporation may have been divided, may transact business and execute contracts under its own corporate name, its division or department name, a trademark or a trade name.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     SECTION 1.

           (a) Fiscal Year: The fiscal year of the corporation shall end with the last Sunday of May of each year.

           (b) Staff and Divisional Titles: The chief executive officer may appoint at his or her discretion such persons to hold the title of staff vice president, divisional president or divisional vice president or other similar designation. Such persons shall not be officers of the corporation and shall retain such title at the sole discretion of the chief executive officer who may from time to time make or revoke such designation.

     SECTION 2. Notice and Waiver of Notice: Whenever any notice is required by these by-laws to be given, personal notice to the person is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office or post box in a sealed postpaid wrapper, addressed to the person entitled thereto at the post office address as shown on the stock books of the corporation, in case of a stockholder, and at the last known post office address in case of an officer or director who is not a stockholder; and such notice shall be deemed to have been given on the day of such deposit. In the case of notice by private express carrier, telex, facsimile or similar means, notice shall be deemed to be sufficient if transmitted or sent to the person entitled to notice or to any person at the residence or usual place of business of the person entitled to notice who it is reasonably believed will convey such notice to the person entitled thereto; and notice shall be deemed to have been given at the time of receipt at such residence or place of business. Any notice required by these by-laws may be given to the person entitled thereto personally and attendance of a person at a meeting shall constitute a waiver of notice of such meeting. Whenever notice is required to be given under these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     SECTION 3. Inspection of Books: The board of directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts, records and books of the corporation (except such as may, by statute, be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

     SECTION 4. Construction: All references herein (i) in the plural shall be construed to include the singular, (ii) in the singular shall be construed to include the plural and (iii) in the masculine gender shall be construed to include the feminine gender, if the context so requires.

     SECTION 5. Adjournment of Meetings: If less than a quorum shall be present at any meeting of the board of directors of the corporation, or of the executive committee of the board, or other committee, the meeting may be adjourned from time to time by a majority vote of members present, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner, for such time or upon such call, as may be determined by vote. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting originally held if a quorum had been present thereat.

     SECTION 6.  Indemnification:

           (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

           (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

           (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified or reimbursed against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

           (d) Any indemnification under sub-sections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in sub-sections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders, or (5) in the case of a determination with respect to employees or agents (who are not then directors or officers of the corporation), by the Chief Executive Officer, the President, a Vice Chairman or the General Counsel.

           (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

           (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

           (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against any such person and incurred by any such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

           (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

           (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

           (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. Resolution of Board of Directors Providing for Issuance of Cumulative Preference Stock: For purposes of these by-laws the certificate of incorporation shall be deemed to include any certificate filed and recorded in accordance with section 151(g) of the Delaware Corporation Law which, in accordance with said section, sets forth the resolution or resolutions adopted by the board of directors providing for the issuance of cumulative preference stock or any series thereof.


                                   ARTICLE VII

                                   AMENDMENTS

     SECTION 1. Amendment of By-Laws: All by-laws of the corporation shall be subject to alteration or repeal, and new by-laws may be made, either by the stockholders at an annual meeting or at any special meeting, provided notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of any such special meeting, or by the affirmative vote of a majority of the whole board of directors of the corporation at any regular meeting or at any special meeting of the board of directors, provided that notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of any such special meeting; and provided further that no by-law shall be adopted which shall be in conflict with the provisions of the certificate of incorporation or any amendment thereto. By-laws made or altered by the stockholders or by the board of directors shall be subject to alteration or repeal either by the stockholders or by the board of directors; provided, however, that the board of directors shall have no power or authority to alter or repeal sub-section (b) of section 5 or sub-section (b) of section 11 of article II of these by-laws respecting eligibility of officers or employees of the corporation as members of the board of directors and of the executive committee of the board, or to make any alteration in sub-section (a) of section 5 or in sub-section (a) of section 11 of said article II which would reduce the number composing the board of directors below twelve (12) or the number composing the executive committee below eight (8); the sole right to make any such change being reserved to the stockholders. So long as any class or classes of stock or any one or more series of any class or classes of stock which have a separate vote as such class or series for the election of directors by such class or series shall be outstanding, no alteration, amendment, or repeal of the provisions of sections 2, 3, 4, 5 and 6 of article I, sections 1, 5, 8 and 9 of article II, section 7 of article VI, and article VII of these by-laws which affects adversely the rights or preferences of any such outstanding class or series of stock shall be made without the consent or affirmative vote of the holders of at least two-thirds (2/3) of each such class or series entitled to vote; provided, however, that any increase or decrease in the number of directors set forth in the first sentence of sub-section (a) of section 5 of article II shall not be deemed adversely to affect such rights or preferences.